Exhibit 99.1

CAMAC Energy Announces Divestiture of China Gas Block

HOUSTON, July 24, 2012 /PRNewswire/ -- CAMAC Energy Inc. (NYSE Amex: CAK) today announced that it has signed a definitive share sale and purchase agreement to divest its interest in the Zijinshan Gas Block in China to Leyshon Resources Limited (AIM/ASX:LRL) ("Leyshon"), a natural resources mining company based in Beijing.

Under the agreed terms, CAMAC Energy will divest its wholly-owned Hong Kong subsidiary Pacific Asia Petroleum Limited (PAPL) for a cash consideration of $2.5 million and 10 million fully paid ordinary shares in Leyshon. The transaction is expected to close within 14 days.

The Company was advised by Somerley Limited in Hong Kong.

"CAMAC Energy is pleased to execute this definitive share sale and purchase agreement with Leyshon Resources for the sale of our Chinese assets," said Chairman and CEO, Dr. Kase Lawal. "In addition to providing a cash infusion and a shareholder interest in Leyshon, this transaction also eliminates the Company's future financial obligations for overhead and exploration expense in China. All proceeds and savings will be reinvested in our African exploration projects. Finally, I'd like to thank all of our employees in China for their years of dedicated service, and I wish them well as they join the team at Leyshon Resources."

About CAMAC Energy Inc.

CAMAC Energy Inc. (NYSE Amex: CAK) is a U.S.-based energy company engaged in the exploration, development and production of oil and gas. The Company currently has operations in Nigeria and, through its Pacific Asia Petroleum subsidiaries, in China. The Company's principal assets include interests in OML 120 and OML 121, offshore oil and gas leases in deep water Nigeria which include the currently producing Oyo Oilfield, and a 100% interest in the Zijinshan Block gas asset located in the Shanxi Province, China. CAMAC Energy has recently acquired six exploration blocks in Kenya and Gambia and is currently pursuing further additions to its exploration portfolio in East and West Africa. The Company was founded in 2005 and has offices in Houston, Texas, Beijing, China, and Lagos, Nigeria.

Forward-Looking Statements

This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, are "forward-looking statements," including statements regarding the Company's proposed transactions, business strategy, plans and objectives and statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "will," "should," "believes," "expects," "anticipates" or similar expressions, and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of their respective dates. Risks and uncertainties regarding the transactions described herein include the possibility that the closing of the transactions does not occur, either due to the failure of closing conditions or other reasons, risks that the transactions disrupt current plans and divert management from day-to-day operations, and the amount of the costs, fees, expenses and charges related to the transactions. In addition, the Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of other factors including those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission ("SEC"). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

About Leyshon Resources Inc.

Leyshon Resources Limited (AIM & ASX:LRL) was on the ground in 2003 when China opened its mining sector to foreign investment. It has been fully engaged in China since then with its main operating office located in Beijing. The Company is planning to invest in high quality coal assets in Xinjiang and South West Mongolia which will sell into the escalating demand for thermal and metallurgical coal across China over the next ten years.

Contacts

Media:
CAMAC Energy Inc.
Cristy Taylor, 713-797-2940
PR@camacenergy.com

or

Investor Relations:
Jason Lee
832-209-1419
IR@camacenergy.com
or
Liviakis Financial Communications, Inc.
John Liviakis, CEO
415-389-4670